Exhibit 99.2

RMDY HEALTH INC.

UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2019

RMDY HEALTH INC.

UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2019

RMDY HEALTH INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. DOLLARS IN THOUSANDS

	September 30,	December 31,
	2019	2018
Assets:
Current assets:
Cash and cash equivalents	35	130
Accounts receivable	235	258
Employee loans	637	-
Other current assets	25	8
Total current assets	932	396

Non-current assets:
Property, equipment and software, net	19	24
Restricted deposits	6	6
Severance pay fund	255	220
Employee loans	-	629
Total assets	1,212	1,275

Liabilities and Shareholders’ Equity:
Current liabilities:
Short term bank debts	17	30
Trade payables	146	159
Short term loans	129	-
Shareholder and officer loans	872	369
Other payables	762	248
Total current liabilities	1,926	806

Non-current liabilities:
Severance pay liability	289	251
Officer loans	-	448
Warrant liability	173	9
Total liabilities	462	708

Shareholders’ equity:
Ordinary shares of USD 0.001 par value 35,696,414 shares issued and outstanding at December 31, 2018 and 35,729,747 at September 30, 2019:	36	36
Series A Preferred Shares USD 0.001 par value 1,085,521 shares issued and outstanding at December 31, 2018 and September 30, 2019	1	1
Series B Preferred Shares USD 0.001 par value 15,373,131 shares issued and outstanding at December 31, 2018 and September 30, 2019	15	15
Series C Preferred shares USD 0.001 par value 8,333,880 shares issued and outstanding at December 31, 2018 and September 30, 2019	8	8
Additional paid-in capital	3,809	3,799
Accumulated deficit	(5,045)	(4,098)
Total shareholders’ equity (deficit)	(1,176)	(239)
Total liabilities and shareholders’ equity	1,212	1,275

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

RMDY HEALTH INC.

UNAUDITED CONDNSED CONSOLIDATED STATEMENT OF LOSS

U.S. DOLLARS IN THOUSANDS

	Period of nine months ended September 30
	2019	2018

Revenues	1,520	1,822
Cost of Revenue	512	469
Gross Profit	1,008	1,353
Research and development expenses	641	579
Sales and marketing expenses	478	329
General and administrative expenses	612	504
Depreciation and amortization	5	11
Total operating expenses	1,736	1,423

Operating loss	(728)	(70)
Financial expenses, net	(219)	(26)
Loss before taxes on income	(947)	(96)
Income tax expense	-	-
Net loss	(947)	(96)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

RMDY HEALTH INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

U.S. DOLLARS IN THOUSANDS

	Period of nine months ended September 30
	2019	2018
Cash Flows from Operating Activities
Net loss	(947)	(96)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5	11
Stock based compensation	8	21
Warrant revaluation	164	-
Changes in operating assets and liabilities:
Other current assets	(12)	9
Receivables, net	(4)	(3)
Trade payables	(13)	(103)
Accounts receivables	23	(261)
Other payables	1,017	(853)
Other long-term liabilities	(411)	(44)
Other Assets	(43)	(34)
Net cash used in operating activities	(213)	(1,353)

Cash Flows from Investment Activities
Purchase of property, equipment and software	-	(4)
Net cash used in investment activities	-	(4)

Cash Flows from Financing Activities
Short term loans	116	(8)
Issuance of preferred shares, net of issuance costs		1,307
Exercise of stock options	2
Net cash provided by financing activities	118	1,299

Decrease in cash and cash equivalents	(95)	(58)
Cash and cash equivalents at beginning of the period	136	194
Cash and cash equivalents at end of the period	41	136

The below table reconciles cash, cash equivalents, and restricted cash as reported in the consolidated balance sheet to the total of the same amounts shown in the consolidated statements of cash flows, at the end of the period:

As reported in the consolidated balance sheets	35	130
Restricted deposits	6	6
As shown in the consolidated statements of cash flows	41	136

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

RMDY HEALTH INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. DOLLARS IN THOUSANDS

NOTE 1 - GENERAL OVERVIEW:

a.	RMDY Inc. (together with its subsidiary, “CyberDiet LTD” or the “Company”), is engaged in developing and marketing of digital health SAAS solutions across a range of healthcare and life science initiatives, used by pharmaceutical companies, payers, MedTech companies, and medical associations nationwide to improve medication adherence and care coordination.

b.	The Company has experienced net losses and negative cash flows from operations since its inception and has relied on its ability to fund its operations primarily through equity financings. For the 9 months period ended September 30, 2019, the Company recorded a net loss of $947 thousands. Additionally, during that period, the Company used cash in operations of $213 thousands. As of September 30, 2019, the Company had an accumulated deficit of approx. $5 million and cash and cash equivalents of less than $100 thousands. Management has prepared cash flow forecasts, which indicate that based on the Company’s expected operating losses and negative cash flows, there is substantial doubt about the Company’s ability to continue as a going concern, within one year after the date that the financial statements are issued.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding and/or consummate the transaction discussed in note 6 and complete a successful integration. Otherwise, it could be forced to delay, reduce or eliminate its research and development programs or other operations. If any of these events occur, the Company’s ability to achieve the development and commercialization goals would be adversely affected. The Company does not have any additional financing in place and there can be no assurance that the Company can obtain financing, if at all, on terms acceptable to it.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2019, and its results of operations for the nine months ended September 30, 2019, and 2018, and cash flows for the nine months ended September 30, 2019, and 2018. The condensed balance sheet at December 31, 2018 was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto contained in the Company’s Annual Report for the year ended December 31, 2018. The comparative balance sheet at December 31, 2018 has been derived from the audited financial statements at that date.

b.	Principles of consolidation:

The accompanying consolidated financial statements include the accounts of RMDY HEALTH Inc. and its wholly owned subsidiary. All intercompany transactions have been eliminated in consolidation.

RMDY HEALTH INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and fair value of the warrants for preferred shares

d.	Fair value measurement:

U.S. GAAP defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between arms-length market participants at the measurement date. When determining the fair value of its assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use, such as inherent risk, transfer restrictions and risk of nonperformance.

Fair value is estimated by applying a hierarchy that prioritizes the inputs used to measure fair value into three levels. It also bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1—Quoted prices in active markets for identical assets or liabilities;

Level 2—Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3—Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

As of September 30, 2019, the fair values of the Company’s cash, cash equivalents, short-term and long-term deposits, accounts receivable, and accounts payable, approximated the carrying values of these instruments presented in the Company’s consolidated balance sheets because of their short term nature.

e.	Recently issued accounting pronouncements:

In 2018, the FASB issued new accounting guidance intended to align the requirements for capitalization of implementation costs incurred in a cloud computing arrangement that is a service contract with the existing guidance for internal-use software. Capitalized implementation costs should be amortized over the term of the hosting arrangement and recorded in the same financial statement line items as amounts for the hosting arrangement. The new guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted.

RMDY HEALTH INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

e.	Recently issued accounting pronouncements (continued):

The guidance provides flexibility in adoption, allowing for either retrospective adjustment or prospective adjustment for all implementation costs incurred after the date of adoption. The Company is currently evaluating the impact this new accounting guidance will have on our financial statements.

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), its standard on revenue from contracts with customers. ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. In applying the revenue model to contracts within its scope, an entity identifies the contract(s) with a customer, identifies the performance obligations in the contract, determines the transaction price, allocates the transaction price to the performance obligations in the contract and recognizes revenue when (or as) the entity satisfies a performance obligation. ASU 2014-09 is effective for private company annual reporting periods beginning after December 15, 2018 and interim reporting periods within annual reporting periods beginning after December 15, 2019. The impact of the adoption of ASU 2016-09 on the Company’s financial statements is not expected to be material.

On February 25, 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), which will require lessees to recognize most leases on their balance sheet as a right-of-use asset and a lease liability. Leases will be classified as either operating or finance, and classification will be based on criteria similar to current lease accounting, but without explicit bright lines. The guidance is effective for annual reporting periods beginning after December 15, 2020. The Company is currently assessing the impact of the adoption of ASU 2016-02 on the Company’s financial statements.

In 2016, the FASB issued new guidance on the measurement of credit losses on financial instruments. Credit losses on loans, trade and other receivables, held-to-maturity debt securities, and other instruments will reflect our current estimate of the expected credit losses and generally will result in the earlier recognition of allowances for losses. Additional disclosures will be required, including information used to track credit quality by year of origination for most financing receivables. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. We will adopt the new guidance effective January 1, 2020. We are required to apply the provisions of this guidance as a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. We are evaluating the impact of and approach to adopting this new accounting guidance on our consolidated financial statements.

NOTE 3 - SHAREHOLDERS’ EQUITY:

a.	Changes during the period in Shareholders’ equity:

	Period of nine months
	ended September 30
	2019	2018
Shareholders' equity at the beginning of the period	(239)	(1,072)
Issuance of preferred shares, net of issuance costs		1,300
Exercise of Options	2
Stock based compensation	8	21
Net loss for the period	(947)	(96)
Shareholders' equity at the end of the period	(1,176)	153

RMDY HEALTH INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS

NOTE 3 - SHAREHOLDERS’ EQUITY (continued):

b.	Option plan

Following is a summary of the status of the option plan as of September 30, 2019 and the changes during the period:

	September 30, 2019
	Number	Weighted average exercise price USD

Options outstanding at beginning of period	5,164,438	0.089
Changes during the period:
Granted	365,000	0.12
Exercised	33,333	0.067
Options outstanding at end of period	5,496,105	0.093

c.	Warrants to purchase shares

The Company signed in 2018 an agreement with current shareholders that are entitled during the exercise period to purchase Warrant Stock against additional investment in an aggregate amount of up to $1,000.

The warrants are classified as liabilities in accordance with ASC 480-10-35-5, as they are considered freestanding financial instruments, exercisable into the most preferred issued shares, and thus deemed redeemable. Accordingly, the warrants are measured at fair value in every reporting period, and changes in their fair value are recognized in the Statements of Operations within financial income (expense).

The fair value during 2018 was measured and determined mainly based on the 2018 SPA price per share of Series C preferred shares and assumptions of 2.35% risk-free interest rate and expected volatility at a rate of 66.2%. The fair value as of September 30, 2019 was measured based on the actual amounts due in the transaction mentioned in note 6.

RMDY HEALTH INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS

NOTE 4 - INCOME TAXES

The Company had recorded a full valuation allowance against deferred tax assets since the realization of any future benefit from deductible temporary differences, net operating loss and tax credit carry forwards cannot be sufficiently assured at September 30, 2019.

RMDY HEALTH INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

U.S. DOLLARS IN THOUSANDS

NOTE 5 - RELATED PARTY TRANSACTIONS:

a.	As of December 31, 2018 officer loans amounting t0 $448 were included within long term liabilities. The loans bear an annual interest of 1.65%, and are payable on the earlier of (i) a Deemed Liquidation Event as defined in the Company’s Certificate of Incorporation, and (ii) December 16, 2023.

b.	As of September 30, 2019 loans from shareholder and related persons amounting to $369 were included within current liabilities. The loans bear an annual interest of 8%, and are payable in 2019.

c.	As of December 31, 2018 employee loans amounting to $629 were included within non-current assets. The loans bear an annual interest of 1.65%, and are payable on the earlier of (i) a Deemed Liquidation Event as defined in the Company’s Certificate of Incorporation, and (ii) December 16, 2023. Due to the trigger mentioned in note 6, sum of $637 was classified as of September 30, 2019 to current assets.

All the loans mentioned above are repayable upon completion of the transaction mentioned in note 6 and included in current assets / liabilities.

NOTE 6 - TRANSACTIONS WITH OPTIMIZERX AND SUBSEQUENT EVENTS:

a.	The Company raised in the third quarter of 2019 a loan in amount of up to $350 from OptimizeRx Corp. The loan bears an annual interest of 4% and is due at the earlier of (i) July 1, 2020, and (ii) the closing of the Acquisition described below. The outstanding amount as of September 30, 2019 was $129.

b.	During September 2019 the company’s shareholders announced the sale of the company to a OptimizeRx Corp. for a consideration of up to USD 46 million.

In October 2019, the transaction was completed. The purchase price was $16.0 million, which will be adjusted for final working capital acquired. Total cash paid in October as part of the transaction was $8.7 million, which included payments for closing indebtedness, transaction expenses, escrows, and payments to RMDY Health stockholders.

Additionally, a portion of the purchase price, $5.9 million, is payable in shares of Optimize Rx common stock, and 382,893 shares were issued in November 2019. Additional shares may be issued in future years at the time of the escrow release. Two additional payments not to exceed $30.0 million (in cash and shares) may become due as part of an earnout in the amount of 1.75 times the amount that we exceed $4.0 million of revenues related to the “RMDY” product in 2020, and 1.75 times the amount that we exceed 2020 revenues related to the “RMDY” product in 2021.

c.	The Company evaluated subsequent events through December 18, 2019.